CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	October 27, 2014
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS THIRD QUARTER 2014 RESULTS

Quarterly Highlights

▪	Net income available to common stockholders of $11.8 million or $0.63 per diluted common share
▪	Return on average common equity of 11.86%
▪	Net interest margin at 3.96%
▪	Loan growth of $103.6 million or 11% annualized since June 30, 2014
▪	Ratio of nonperforming assets to total assets of 0.85%, the lowest since 2007
▪	Announced name change for Riverside Community Bank to Illinois Bank & Trust and plans to merge Galena State Bank & Trust Co. into Illinois Bank & Trust
▪	Announced merger agreement with Community Banc-Corp of Sheboygan, Inc.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (in millions)	$12.0	$6.8	$29.6	$28.9
Net income available to common stockholders (in millions)	11.8	6.5	29.0	28.0
Diluted earnings per common share	0.63	0.38	1.55	1.63

Return on average assets	0.79%	0.53%	0.67%	0.76%
Return on average common equity	11.86	8.38	10.21	11.63
Net interest margin	3.96	3.81	3.97	3.77

“Heartland reported an excellent third quarter, with net income available to common stockholders of $11.8 million, an 80 percent increase over earnings of $6.5 million in the third quarter last year.”

Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, October 27, 2014-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $11.8 million, or $0.63 per diluted common share, for the quarter ended September 30, 2014, compared to $6.5 million, or $0.38 per diluted common share, for the third quarter of 2013. Return on average common equity was 11.86% and return on average assets was 0.79% for the third quarter of 2014, compared to 8.38% and 0.53%, respectively, for the same quarter in 2013.

Positively affecting net income for the quarter as compared to the same quarter last year was a $11.6 million increase in net interest income, largely due to strong loan growth and the acquisition of Morrill & Janes Bank and Trust Company completed during the last quarter of 2013. This improvement was partially offset by a $7.4 million increase in noninterest expenses, primarily due to the added expenses at Morrill & Janes Bank and Trust Company.

Commenting on Heartland’s third quarter results, Lynn B. Fuller, Heartland’s chairman, president and chief executive officer said, “Heartland reported an excellent third quarter, with net income available to common stockholders of $11.8 million, an 80 percent increase over earnings of $6.5 million in the third quarter last year.”
Net income available to common stockholders for the first nine months of 2014 was $29.0 million, or $1.55 per diluted common share, compared to $28.0 million, or $1.63 per diluted common share, recorded during the first nine months of 2013. Return on average common equity was 10.21% and return on average assets was 0.67% for the first nine months of 2014, compared to 11.63% and 0.76%, respectively, for the same period in 2013.

Subsequent to the quarter-end, Heartland entered into a merger agreement with Community Banc-Corp of Sheboygan, Inc., the parent company of Community Bank & Trust in Sheboygan, Wisconsin. Under the agreement, Heartland will acquire Community Banc-Corp in an all stock transaction expected to close during the first quarter of 2015. Simultaneous with the closing, Community Bank & Trust will be merged into Heartland's Wisconsin Bank & Trust subsidiary. Community Bank & Trust had total assets of $525 million as of September 30, 2014. Upon completion of this merger, Wisconsin will become Heartland's third state with banking assets greater than $1 billion.

Net Interest Margin Increases in Dollars; Net Interest Margin As Percentage Remains Steady

Net interest margin, expressed as a percentage of average earning assets, was 3.96% during the third quarter of 2014 compared to 4.04% during the second quarter of 2014 and 3.81% during the third quarter of 2013.

Fuller said, “Heartland’s net interest margin of 3.96 percent for the quarter was 15 basis points higher than the 3.81 percent reported for the same quarter last year, reflecting solid loan growth and a decline in our cost of funds.”

Interest income increased $11.7 million or 24% to $60.1 million in the third quarter of 2014 from the $48.4 million recorded in the third quarter of 2013. After adjustment to add $2.6 million for the third quarter of 2014 and $2.4 million for the third quarter of 2013 for income taxes saved on the interest earned on nontaxable securities and loans, on a tax-equivalent basis, interest income in the third quarter of 2014 was $62.7 million compared to $50.8 million in the third quarter of 2013. The increase in interest income in the third quarter of 2014, as compared to the third quarter of 2013, was primarily due to an increase in average earning assets combined with a small increase in the interest rate earned on those assets. The average interest rate earned on total earning assets was 4.59% during the third quarter of 2014 compared to 4.58% during the third quarter of 2013. Average earning assets increased $1.03 billion or 23% during the third quarter of 2014 compared to the third quarter of 2013, with approximately $810.7 million attributable to the Morrill & Janes Bank and Trust Company acquisition completed during the fourth quarter of 2013.

Interest expense for the third quarter of 2014 was $8.6 million, an increase of $100,000 or 1% from $8.5 million in the third quarter of 2013. Even though average interest bearing liabilities increased $686.3 million or 20% for the quarter ended September 30, 2014, as compared to the same quarter in 2013, the average interest rate paid on Heartland's interest bearing deposits and borrowings declined 16 basis points decreasing from 0.99% in the third quarter of 2013 to 0.83% in the third quarter of 2014. Contributing to this improvement in interest expense was a continued favorable change in the mix of deposits. Average savings balances, the lowest cost interest-bearing deposits, as a percentage of total average interest bearing deposits were 75% during the third quarter of 2014, compared to 71% for the third quarter of 2013. The average interest rate paid on savings deposits was 0.31% during the third quarter of 2014 compared to 0.30% during the third quarter of 2013 and the average interest rate paid on time deposits was 1.22% during the third quarter of 2014 compared to 1.59% during the third quarter of 2013.

Net interest income increased $11.6 million or 29% to $51.5 million in the third quarter of 2014 from the $39.9 million recorded in the third quarter of 2013. Net interest income on a tax-equivalent basis totaled $54.1 million during the third quarter of 2014, an increase of $11.8 million or 28% from the $42.3 million recorded during the third quarter of 2013.

Noninterest Income Remains Steady; Noninterest Expenses Increase

Noninterest income of $20.2 million during the third quarter of 2014 was consistent with the $20.4 million recorded during the third quarter of 2013.

For the third quarter of 2014, noninterest expense totaled $54.2 million, an increase of $7.4 million or 16% from the same quarter of 2013, partially due to $4.9 million of expenses at the Morrill & Janes Bank and Trust Company, which was acquired during the last quarter of 2013. Included in the 2014 third quarter noninterest expenses were $1.4 million in costs associated with partnership investments in a commercial and a residential real estate project, both of which qualify for historic rehabilitation tax credits. These credits are included as a reduction to income tax expense as further described below. The net result of these transactions positively impacted net income and negatively impacted the efficiency ratio. Excluding the effect of the acquisition and the costs associated with tax credit investments, noninterest expenses increased $1.1 million or 2% during the third quarter of 2014 in comparison to the third quarter of 2013.

Heartland's effective tax rate was 19.58% for the third quarter of 2014 compared to 17.97% for the third quarter of 2013. Included in Heartland's income taxes for the third quarter of 2014 were federal historic rehabilitation tax credits totaling $1.8 million associated with Heartland's ownership interest in qualifying real estate projects. Federal low-income housing tax credits included in Heartland's income taxes totaled $166,000 during the third quarter of 2014 compared to $200,000 during the third quarter of 2013. Heartland's effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 32.59% during the third quarter of 2014 compared to 53.31% during the third quarter of 2013. The tax-equivalent adjustment for this tax-exempt interest income was $2.6 million during the third quarter of 2014 compared to $2.4 million during the third quarter of 2013.

Increase in Loans and Deposits

Total assets were $5.93 billion at September 30, 2014, an increase of $11.1 million since year-end 2013. Securities represented 28% of total assets at September 30, 2014, compared to 32% at year-end 2013.

Total loans and leases held to maturity were $3.80 billion at September 30, 2014, compared to $3.50 billion at year-end 2013, an increase of $301.4 million or 11% annualized, with $103.6 million of this growth occurring in the third quarter, $117.0 million in the second quarter and $80.8 million during the first quarter. A majority of the year-to-date growth occurred in the commercial and commercial real estate loan portfolio, which increased $229.7 million or 12% annualized since year-end 2013, with $59.0 million of this growth occurring during the third quarter, $102.9 million during the second quarter and $67.8 million during the first quarter.

Fuller commented, “For the quarter, loans increased by $104 million, growing at an annualized rate of 11 percent. Over the last five quarters, Heartland has experienced organic loan growth of $549 million. Considering our peers have been reporting significantly lower loan growth, we are very gratified by our results. With loan growth as our top priority, we are very pleased with both the quality and quantity of loan growth and commend our commercial and business banking teams for these excellent results.”

Total deposits were $4.73 billion as of September 30, 2014, compared to $4.67 billion at year-end 2013, an increase of $60.2 million or 2% annualized. Demand deposits totaled $1.27 billion at September 30, 2014, an increase of $35.9 million or 4% annualized since year-end 2013. Also increasing during the first nine months of 2014, savings deposits grew to $2.60 billion, an increase of $64.6 million or 3% annualized. Certificates of deposit totaled $852.4 million at September 30, 2014, a decrease of $40.2 million or 6% annualized.

“We continue to see growth in no-cost checking and low-cost savings and money market deposits. The favorable shift in deposit mix continues with these non-time categories now representing 82 percent of total deposits,” Fuller added.

Decrease in Nonperforming Assets; Decrease in Provision for Loan Losses

Nonperforming loans, exclusive of those covered under the loss sharing agreements, were $30.1 million or 0.79% of total loans and leases at September 30, 2014, compared to $42.4 million or 1.21% of total loans and leases at December 31, 2013. Approximately 34%, or $10.1 million, of Heartland's nonperforming loans have individual loan balances exceeding $1.0 million, the largest of which is $3.8 million. These nonperforming loans, to an aggregate of four borrowers, are spread over three different industry classifications with 66% located in Heartland's Western markets and the remainder in the Midwest.

Other real estate owned was $20.5 million at September 30, 2014, compared to $29.9 million at December 31, 2013. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues to market these properties through an orderly liquidation process instead of a quick liquidation process in order to avoid discounts greater than the projected carrying costs.

The allowance for loan and lease losses at September 30, 2014, was 1.10% of loans and leases and 138.40% of nonperforming loans compared to 1.19% of loans and leases and 98.27% of nonperforming loans at December 31, 2013. The provision for loan losses was $2.6 million for the third quarter of 2014 compared to $5.1 million for the third quarter of 2013.

Net charge-offs on loans during the third quarter of 2014 were $1.7 million compared to $1.5 million during the third quarter of 2013.

“We are also very pleased with the steady improvement in our level of nonperforming assets over the past year. Since last year’s third quarter, we have seen a decline of nearly $30 million in nonperforming assets. Over the last twelve months we’ve reduced nonperforming assets by 78 basis points, falling to .85 percent of total assets and approaching the lowest level we’ve seen in nearly seven years,” Fuller concluded.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0781 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. If you are unable to participate on the call, a replay will be available until October 26, 2015, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a $5.9 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 77 banking locations in 57 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri and loan production offices in California, Nevada, Wyoming, Idaho, North Dakota, Oregon, Washington and Nebraska. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Interest Income
Interest and fees on loans and leases	$49,311	$40,154	$143,796	$119,707
Interest on securities:
Taxable	7,547	4,803	22,755	14,174
Nontaxable	3,249	3,443	10,079	10,001
Interest on federal funds sold	1	—	1	—
Interest on deposits in other financial institutions	6	3	20	9
Total Interest Income	60,114	48,403	176,651	143,891
Interest Expense
Interest on deposits	4,655	4,769	14,010	14,911
Interest on short-term borrowings	227	131	655	387
Interest on other borrowings	3,741	3,623	11,084	11,122
Total Interest Expense	8,623	8,523	25,749	26,420
Net Interest Income	51,491	39,880	150,902	117,471
Provision for loan and lease losses	2,553	5,149	11,635	7,648
Net Interest Income After Provision for Loan and Lease Losses	48,938	34,731	139,267	109,823
Noninterest Income
Service charges and fees	4,857	4,487	15,007	12,775
Loan servicing income	1,319	598	4,223	865
Trust fees	3,194	2,918	9,747	8,764
Brokerage and insurance commissions	1,044	1,277	3,325	3,315
Securities gains, net	825	1,118	2,460	6,612
Gain (loss) on trading account securities	—	263	(38)	839
Gains on sale of loans held for sale	8,384	8,637	23,559	34,842
Loss on sales/valuations of repossessed assets, net	(444)	(339)	(1,365)	(2,440)
Valuation adjustment on mortgage servicing rights	—	—	—	496
Income on bank owned life insurance	371	409	1,073	1,129
Other noninterest income	612	1,011	1,635	2,407
Total Noninterest Income	20,162	20,379	59,626	69,604
Noninterest Expense
Salaries and employee benefits	33,546	28,847	98,428	88,103
Occupancy	3,807	3,387	11,841	9,796
Furniture and equipment	2,033	1,917	6,008	6,033
Professional fees	4,429	4,486	13,169	12,262
FDIC insurance assessments	888	745	2,848	2,508
Advertising	1,383	1,360	4,082	3,836
Intangible assets amortization	521	196	1,736	594
Other real estate and loan collection expenses	215	730	1,785	2,446
Other noninterest expenses	7,389	5,140	20,590	14,642
Total Noninterest Expense	54,211	46,808	160,487	140,220
Income Before Income Taxes	14,889	8,302	38,406	39,207
Income taxes	2,916	1,492	8,769	10,289
Net Income	11,973	6,810	29,637	28,918
Net income attributable to noncontrolling interest, net of tax	—	—	—	(64)
Net Income Attributable to Heartland	11,973	6,810	29,637	28,854
Preferred dividends and discount	(205)	(276)	(613)	(889)
Net Income Available to Common Stockholders	$11,768	$6,534	$29,024	$27,965
Earnings per common share-diluted	$0.63	$0.38	$1.55	$1.63
Weighted average shares outstanding-diluted	18,752,748	17,221,154	18,742,950	17,183,219

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Interest Income
Interest and fees on loans and leases	$49,311	$48,101	$46,384	$44,995	$40,154
Interest on securities:
Taxable	7,547	7,447	7,761	7,327	4,803
Nontaxable	3,249	3,708	3,122	3,294	3,443
Interest on federal funds sold	1	—	—	1	—
Interest on deposits in other financial institutions	6	7	7	3	3
Total Interest Income	60,114	59,263	57,274	55,620	48,403
Interest Expense
Interest on deposits	4,655	4,577	4,778	5,057	4,769
Interest on short-term borrowings	227	202	226	421	131
Interest on other borrowings	3,741	3,685	3,658	3,785	3,623
Total Interest Expense	8,623	8,464	8,662	9,263	8,523
Net Interest Income	51,491	50,799	48,612	46,357	39,880
Provision for loan and lease losses	2,553	2,751	6,331	2,049	5,149
Net Interest Income After Provision for Loan and Lease Losses	48,938	48,048	42,281	44,308	34,731
Noninterest Income
Service charges and fees	4,857	5,254	4,896	4,885	4,487
Loan servicing income	1,319	1,393	1,511	783	598
Trust fees	3,194	3,343	3,210	2,944	2,918
Brokerage and insurance commissions	1,044	1,158	1,123	1,246	1,277
Securities gains, net	825	854	781	509	1,118
Gain (loss) on trading account securities	—	—	(38)	582	263
Gains on sale of loans held for sale	8,384	8,796	6,379	5,353	8,637
Loss on sales/valuations of repossessed assets, net	(444)	(798)	(123)	(359)	(339)
Valuation adjustment on mortgage servicing rights	—	—	—	—	—
Income on bank owned life insurance	371	339	363	426	409
Other noninterest income	612	398	625	846	1,011
Total Noninterest Income	20,162	20,737	18,727	17,215	20,379
Noninterest Expense
Salaries and employee benefits	33,546	32,563	32,319	30,121	28,847
Occupancy	3,807	3,984	4,050	3,663	3,387
Furniture and equipment	2,033	2,085	1,890	2,007	1,917
Professional fees	4,429	4,214	4,526	5,270	4,486
FDIC insurance assessments	888	980	980	1,036	745
Advertising	1,383	1,511	1,188	1,458	1,360
Intangible assets amortization	521	591	624	469	196
Other real estate and loan collection expenses	215	518	1,052	1,999	730
Other noninterest expenses	7,389	7,415	5,786	7,519	5,140
Total Noninterest Expense	54,211	53,861	52,415	53,542	46,808
Income Before Income Taxes	14,889	14,924	8,593	7,981	8,302
Income taxes	2,916	4,150	1,703	46	1,492
Net Income	11,973	10,774	6,890	7,935	6,810
Net income attributable to noncontrolling interest, net of tax	—	—	—	—	—
Net Income Attributable to Heartland	11,973	10,774	6,890	7,935	6,810
Preferred dividends and discount	(205)	(204)	(204)	(204)	(276)
Net Income Available to Common Stockholders	$11,768	$10,570	$6,686	$7,731	$6,534
Earnings per common share-diluted	$0.63	$0.56	$0.36	$0.42	$0.38
Weighted average shares outstanding-diluted	18,752,748	18,746,735	18,724,936	18,360,470	17,221,154

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Assets
Cash and due from banks	$63,400	$98,613	$84,744	$118,441	$160,225
Federal funds sold and other short-term investments	4,436	4,047	3,884	6,829	4,783
Cash and cash equivalents	67,836	102,660	88,628	125,270	165,008
Time deposits in other financial institutions	2,605	3,105	3,355	3,355	3,605
Securities:
Trading, at fair value	—	—	—	1,801	1,219
Available for sale, at fair value	1,369,703	1,412,809	1,400,756	1,633,902	1,374,180
Held to maturity, at cost	255,312	257,217	257,927	237,498	53,841
Other investments, at cost	20,514	20,932	18,755	21,843	17,430
Loans held for sale	93,054	87,173	54,862	46,665	61,326
Loans and leases:
Held to maturity	3,798,305	3,694,734	3,577,776	3,496,952	2,901,706
Loans covered by loss share agreements	3,850	4,379	5,466	5,749	5,876
Allowance for loan and lease losses	(41,698)	(40,892)	(38,573)	(41,685)	(41,311)
Loans and leases, net	3,760,457	3,658,221	3,544,669	3,461,016	2,866,271
Premises, furniture and equipment, net	132,240	133,127	135,054	135,714	129,029
Other real estate, net	20,475	24,395	28,083	29,852	33,018
Goodwill	35,583	35,583	35,583	35,583	30,627
Other intangible assets, net	33,399	32,732	32,690	32,959	23,435
Cash surrender value on life insurance	82,224	81,840	81,486	81,110	79,238
FDIC indemnification asset	83	124	190	249	795
Other assets	61,324	64,000	65,064	76,899	73,708
Total Assets	$5,934,809	$5,913,918	$5,747,102	$5,923,716	$4,912,730
Liabilities and Equity
Liabilities
Deposits:
Demand	$1,274,439	$1,221,703	$1,195,457	$1,238,581	$1,073,688
Savings	2,599,850	2,556,784	2,582,166	2,535,242	2,043,397
Time	852,430	862,995	885,741	892,676	807,913
Total deposits	4,726,719	4,641,482	4,663,364	4,666,499	3,924,998
Short-term borrowings	348,305	420,494	256,250	408,756	224,048
Other borrowings	334,513	329,715	334,916	350,109	322,538
Accrued expenses and other liabilities	41,873	49,806	35,237	58,892	44,543
Total Liabilities	5,451,410	5,441,497	5,289,767	5,484,256	4,516,127
Stockholders' Equity
Preferred equity	81,698	81,698	81,698	81,698	81,698
Common stock	18,477	18,468	18,455	18,399	16,953
Capital surplus	94,393	93,334	92,199	91,632	52,641
Retained earnings	288,555	278,632	269,908	265,067	259,172
Accumulated other comprehensive income (loss)	276	289	(4,903)	(17,336)	(13,819)
Treasury stock at cost	—	—	(22)	—	(42)
Total Heartland Stockholders' Equity	483,399	472,421	457,335	439,460	396,603
Noncontrolling interest	—	—	—	—	—
Total Equity	483,399	472,421	457,335	439,460	396,603
Total Liabilities and Equity	$5,934,809	$5,913,918	$5,747,102	$5,923,716	$4,912,730

HEARTLAND FINANCIAL USA, INC
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Average Balances
Assets	$5,882,792	$4,901,972	$5,818,160	$4,907,436
Loans and leases, net of unearned	3,812,218	2,937,508	3,692,718	2,906,970
Deposits	4,710,177	3,861,624	4,670,070	3,845,120
Earning assets	5,426,336	4,396,140	5,342,481	4,420,699
Interest bearing liabilities	4,099,526	3,413,205	4,093,520	3,418,956
Common stockholders' equity	393,740	309,472	380,165	321,511
Total stockholders' equity	475,438	391,170	461,863	404,417
Tangible common stockholders' equity	348,423	276,511	334,131	288,349

Earnings Performance Ratios
Annualized return on average assets	0.79%	0.53%	0.67%	0.76%
Annualized return on average common equity	11.86%	8.38%	10.21%	11.63%
Annualized return on average common tangible equity	13.40%	9.38%	11.61%	12.97%
Annualized net interest margin(1)	3.96%	3.81%	3.97%	3.77%
Efficiency ratio, fully taxable equivalent(2)	72.67%	75.35%	73.10%	73.51%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Efficiency ratio, fully taxable equivalent, is noninterest expense, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains (losses), loss on sales/valuations of repossessed assets, net, and intangible assets amortization. This efficiency ratio is presented on a taxable equivalent basis, which adjusts net interest income for the tax-favored status of certain loans and investment securities. Management believes this measure to be the preferred industry measurement of net interest income as it enhances the comparability of net interest income arising from taxable and tax-exempt sources, and it excludes certain specific revenue items (such as investment securities gains (losses), net, and loss on sales/valuations of repossessed assets, net). This is a non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Average Balances
Assets	$5,882,792	$5,800,104	$5,770,350	$5,604,487	$4,901,972
Loans and leases, net of unearned	3,812,218	3,692,159	3,571,127	3,341,252	2,937,508
Deposits	4,710,177	4,665,993	4,633,192	4,512,170	3,861,624
Earning assets	5,426,336	5,321,149	5,278,331	5,061,822	4,396,140
Interest bearing liabilities	4,099,526	4,091,233	4,089,691	3,921,951	3,413,205
Common stockholders' equity	393,740	380,561	365,889	349,056	309,472
Total stockholders' equity	475,438	462,259	447,587	430,754	391,170
Tangible common stockholders' equity	348,423	334,747	318,898	308,802	276,511

Earnings Performance Ratios
Annualized return on average assets	0.79%	0.73%	0.47%	0.55%	0.53%
Annualized return on average common equity	11.86%	11.14%	7.41%	8.79%	8.38%
Annualized return on average common tangible equity	13.40%	12.66%	8.50%	9.93%	9.38%
Annualized net interest margin(1)	3.96%	4.04%	3.92%	3.82%	3.81%
Efficiency ratio, fully taxable equivalent(2)	72.67%	71.75%	75.00%	80.61%	75.35%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Efficiency ratio, fully taxable equivalent, is noninterest expense, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains (losses), loss on sales/valuations of repossessed assets, net, and intangible assets amortization. This efficiency ratio is presented on a taxable equivalent basis, which adjusts net interest income for the tax-favored status of certain loans and investment securities. Management believes this measure to be the preferred industry measurement of net interest income as it enhances the comparability of net interest income arising from taxable and tax-exempt sources, and it excludes certain specific revenue items (such as investment securities gains (losses), net, and loss on sales/valuations of repossessed assets, net). This is a non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Common Share Data
Book value per common share	$21.74	$21.16	$20.36	$19.44	$18.58
Tangible book value per common share(1)	$19.30	$18.69	$17.86	$16.90	$16.64
ASC 320 effect on book value per common share	$0.10	$0.13	$(0.16)	$(0.82)	$(0.66)
Common shares outstanding, net of treasury stock	18,477,463	18,467,646	18,454,048	18,399,156	16,951,053
Tangible capital ratio(2)	6.06%	5.88%	5.78%	5.29%	5.78%

Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$2,709,544	$2,650,517	$2,547,625	$2,479,880	$2,042,995
Residential mortgage	360,309	341,697	365,162	349,349	269,501
Agricultural and agricultural real estate	404,423	389,918	370,348	376,735	324,339
Consumer	326,148	315,234	297,978	294,145	268,112
Unearned discount and deferred loan fees	(2,119)	(2,632)	(3,337)	(3,157)	(3,241)
Total loans and leases held to maturity	$3,798,305	$3,694,734	$3,577,776	$3,496,952	$2,901,706

Loans covered under loss share agreements:
Commercial and commercial real estate	$1,188	$1,208	$2,292	$2,314	$2,402
Residential mortgage	1,762	1,995	2,062	2,280	2,433
Agricultural and agricultural real estate	573	567	502	543	446
Consumer	327	609	610	612	595
Total loans and leases covered under loss share agreements	$3,850	$4,379	$5,466	$5,749	$5,876

Other Selected Trend Information
Effective tax rate	19.59%	27.81%	19.82%	0.57%	17.98%
Average full time equivalent employees	1,650	1,655	1,678	1,662	1,616
Trust assets under management	$1,820,612	$1,859,643	$1,736,308	$1,621,970	$1,535,092
Total Residential Mortgage Loan Applications	$445,039	$460,533	$316,829	$293,115	$416,128
Residential Mortgage Loans Originated	$312,428	$277,895	$175,249	$232,150	$349,012
Residential Mortgage Loans Sold	$283,677	$208,429	$149,993	$214,334	$336,780
Residential Mortgage Loan Servicing Portfolio	$3,362,717	$3,198,510	$3,107,589	$3,045,893	$2,887,667

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Allowance for Loan and Lease Losses
Balance, beginning of period	$40,892	$38,573	$41,685	$41,311	$37,623
Provision for loan and lease losses	2,553	2,751	6,331	2,049	5,149
Charge-offs on loans not covered by loss share agreements	(2,649)	(1,392)	(10,617)	(3,197)	(2,454)
Charge-offs on loans covered by loss share agreements	—	(8)	(41)	—	(59)
Recoveries	894	913	1,215	1,522	1,052
Recoveries on loans covered by loss share agreements	8	55	—	—	—
Balance, end of period	$41,698	$40,892	$38,573	$41,685	$41,311

Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$30,130	$29,076	$31,928	$42,394	$47,088
Loans and leases past due ninety days or more as to interest or principal payments	—	—	—	24	—
Other real estate owned	19,873	23,761	28,033	29,794	32,753
Other repossessed assets	506	414	397	397	469
Total nonperforming assets not covered under loss share agreements	$50,509	$53,251	$60,358	$72,609	$80,310

Covered under loss share agreements:
Nonaccrual loans	$297	$297	$820	$783	$805
Other real estate owned	602	634	50	58	265
Other repossessed assets	—	—	—	—	4
Total nonperforming assets covered under loss share agreements	$899	$931	$870	$841	$1,074

Performing troubled debt restructured loans	$11,994	$12,076	$12,548	$19,353	$19,371

Nonperforming Assets Activity
Balance, beginning of period	$54,182	$61,228	$73,450	$81,384	$76,946
Net loan charge offs	(1,747)	(432)	(9,443)	(1,675)	(1,461)
New nonperforming loans	5,911	4,264	5,328	6,981	16,070
Reduction of nonperforming loans(1)	(2,679)	(4,145)	(3,303)	(4,951)	(5,653)
OREO/Repossessed assets sales proceeds	(4,313)	(5,878)	(4,731)	(6,907)	(3,444)
OREO/Repossessed assets writedowns, net	(38)	(902)	(80)	(1,387)	(1,048)
Net activity at Citizens Finance Co.	92	47	7	5	(26)
Balance, end of period	$51,408	$54,182	$61,228	$73,450	$81,384

Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	0.79%	0.79%	0.89%	1.21%	1.62%
Ratio of nonperforming assets to total assets	0.85%	0.90%	1.06%	1.23%	1.63%
Annualized ratio of net loan charge-offs to average loans and leases	0.18%	0.05%	1.07%	0.20%	0.20%
Allowance for loan and lease losses as a percent of loans and leases	1.10%	1.11%	1.08%	1.19%	1.42%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	138.40%	140.64%	120.81%	98.27%	87.73%
Loans delinquent 30-89 days as a percent of total loans	0.32%	0.25%	0.31%	0.32%	0.53%

(1) Includes principal reductions and transfers to performing status

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	September 30, 2014			September 30, 2013
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,279,612	$7,547	2.34%	$1,086,302	$4,803	1.75%
Nontaxable(1)	367,791	4,997	5.39	401,083	5,297	5.24
Total securities	1,647,403	12,544	3.02	1,487,385	10,100	2.69
Interest bearing deposits	8,098	6	0.29	9,054	3	0.13
Federal funds sold	344	1	1.15	237	—	—
Loans and leases:(2)
Commercial and commercial real estate(1)	2,656,438	32,249	4.82	2,020,895	25,461	5.00
Residential mortgage	435,965	4,589	4.18	327,185	3,423	4.15
Agricultural and agricultural real estate(1)	398,571	5,030	5.01	327,266	4,274	5.18
Consumer	321,244	6,704	8.28	262,162	6,144	9.30
Fees on loans		1,603	—		1,377	—
Less: allowance for loan and lease losses	(41,727)	—	—	(38,044)	—	—
Net loans and leases	3,770,491	50,175	5.28	2,899,464	40,679	5.57
Total earning assets	5,426,336	62,726	4.59%	4,396,140	50,782	4.58%
Nonearning Assets	456,456			505,832
Total Assets	$5,882,792			$4,901,972
Interest Bearing Liabilities
Savings	$2,592,630	$2,032	0.31%	$1,985,496	$1,495	0.30%
Time, $100,000 and over	320,849	924	1.14	301,633	1,056	1.39
Other time deposits	534,544	1,699	1.26	517,826	2,218	1.70
Short-term borrowings	316,874	227	0.28	277,041	131	0.19
Other borrowings	334,629	3,741	4.44	331,209	3,623	4.34
Total interest bearing liabilities	4,099,526	8,623	0.83%	3,413,205	8,523	0.99%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,262,154			1,056,669
Accrued interest and other liabilities	45,674			40,928
Total noninterest bearing liabilities	1,307,828			1,097,597
Stockholders' Equity	475,438			391,170
Total Liabilities and Stockholders' Equity	$5,882,792			$4,901,972
Net interest income(1)		$54,103			$42,259
Net interest spread(1)			3.76%			3.59%
Net interest income to total earning assets(1)			3.96%			3.81%
Interest bearing liabilities to earning assets	75.55%			77.64%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in average loans outstanding.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Nine Months Ended
	September 30, 2014			September 30, 2013
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,303,152	$22,755	2.33%	$1,153,876	$14,174	1.64%
Nontaxable(1)	380,154	15,506	5.45	388,195	15,386	5.30
Total securities	1,683,306	38,261	3.04	1,542,071	29,560	2.56
Interest bearing deposits	7,256	20	0.37	9,216	9	0.13
Federal funds sold	450	1	0.30	672	—	—
Loans and leases:(2)
Commercial and commercial real estate(1)	2,580,868	93,978	4.87	2,000,590	76,288	5.10
Residential mortgage	421,571	13,554	4.30	331,854	10,334	4.16
Agricultural and agricultural real estate(1)	381,406	14,508	5.09	321,671	12,843	5.34
Consumer	308,873	19,372	8.39	252,855	17,894	9.46
Fees on loans		4,704	—		4,009	—
Less: allowance for loan and lease losses	(41,249)	—	—	(38,230)	—	—
Net loans and leases	3,651,469	146,116	5.35	2,868,740	121,368	5.66
Total earning assets	5,342,481	184,398	4.61%	4,420,699	150,937	4.56%
Nonearning Assets	475,679			486,737
Total Assets	$5,818,160			$4,907,436
Interest Bearing Liabilities
Savings	2,572,492	6,184	0.32%	1,986,083	4,637	0.31%
Time, $100,000 and over	329,976	2,641	1.07	310,333	3,395	1.46
Other time deposits	548,171	5,185	1.26	532,291	6,879	1.73
Short-term borrowings	308,000	655	0.28	250,326	387	0.21
Other borrowings	334,881	11,084	4.43	339,923	11,122	4.37
Total interest bearing liabilities	4,093,520	25,749	0.84%	3,418,956	26,420	1.03%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,219,431			1,016,413
Accrued interest and other liabilities	43,346			67,650
Total noninterest bearing liabilities	1,262,777			1,084,063
Stockholders' Equity	461,863			404,417
Total Liabilities and Stockholders' Equity	$5,818,160			$4,907,436
Net interest income(1)		$158,649			$124,517
Net interest spread(1)			3.77%			3.53%
Net interest income to total earning assets(1)			3.97%			3.77%
Interest bearing liabilities to earning assets	76.62%			77.34%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in the average loans outstanding.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Total Assets
Dubuque Bank and Trust Company	$1,389,241	$1,393,391	$1,346,025	$1,540,049	$1,438,041
New Mexico Bank & Trust	1,069,722	1,050,117	1,020,381	1,032,441	999,555
Morrill & Janes Bank and Trust Company	867,346	837,148	859,998	890,984	—
Wisconsin Bank & Trust	664,630	658,773	631,501	643,430	635,606
Illinois Bank & Trust	505,492	506,150	490,147	443,114	460,224
Rocky Mountain Bank	480,345	472,079	456,201	467,443	464,221
Arizona Bank & Trust	471,661	467,966	472,141	450,320	415,174
Galena State Bank & Trust Co.	293,442	297,298	281,981	290,457	296,383
Minnesota Bank & Trust	165,580	165,250	157,965	170,517	166,324
Summit Bank & Trust	137,774	135,721	116,154	113,719	115,547
Total Deposits
Dubuque Bank and Trust Company	$1,055,036	$1,001,798	$1,066,711	$1,116,154	$1,118,225
New Mexico Bank & Trust	828,637	814,523	790,172	765,572	765,903
Morrill & Janes Bank and Trust Company	686,833	680,176	673,325	692,038	—
Wisconsin Bank & Trust	564,674	558,654	544,323	531,371	545,163
Illinois Bank & Trust	401,888	392,053	403,643	353,046	371,779
Rocky Mountain Bank	395,728	384,856	379,017	380,011	375,949
Arizona Bank & Trust	390,167	382,011	381,121	368,059	320,737
Galena State Bank & Trust Co.	252,704	257,029	244,682	244,505	252,691
Minnesota Bank & Trust	148,453	148,260	142,750	154,812	151,659
Summit Bank & Trust	118,896	118,275	104,598	101,447	102,855
Net Income (Loss)
Dubuque Bank and Trust Company	$4,480	$4,135	$2,381	$5,009	$2,737
New Mexico Bank & Trust	3,201	2,855	2,199	1,575	1,660
Morrill & Janes Bank and Trust Company	1,626	1,711	1,301	1,145	—
Wisconsin Bank & Trust	1,077	1,299	1,068	1,850	1,990
Illinois Bank & Trust	814	393	527	433	546
Rocky Mountain Bank	1,448	388	1,049	576	916
Arizona Bank & Trust	551	1,243	837	125	380
Galena State Bank & Trust Co.	724	1,072	802	403	324
Minnesota Bank & Trust	106	59	122	(31)	(124)
Summit Bank & Trust	(65)	(82)	(434)	44	(368)
Return on Average Assets
Dubuque Bank and Trust Company	1.27%	1.20%	0.67%	1.36%	0.74%
New Mexico Bank & Trust	1.20	1.10	0.88	0.61	0.66
Morrill & Janes Bank and Trust Company	0.76	0.81	0.62	0.66	—
Wisconsin Bank & Trust	0.65	0.82	0.69	1.16	1.24
Illinois Bank & Trust	0.60	0.31	0.49	0.38	0.46
Rocky Mountain Bank	1.22	0.34	0.92	0.49	0.80
Arizona Bank & Trust	0.47	1.05	0.74	0.12	0.38
Galena State Bank & Trust Co.	0.97	1.51	1.15	0.54	0.43
Minnesota Bank & Trust	0.26	0.15	0.32	(0.07)	(0.32)
Summit Bank & Trust	(0.19)	(0.26)	(1.57)	0.15	(1.27)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.63%	3.67%	3.72%	3.59%	3.30%
New Mexico Bank & Trust	3.85	3.96	3.80	3.63	3.58
Morrill & Janes Bank and Trust Company	3.51	3.50	3.17	2.97	—
Wisconsin Bank & Trust	4.24	4.27	4.41	4.39	4.43
Illinois Bank & Trust	3.40	3.57	3.45	3.17	2.82
Rocky Mountain Bank	4.44	4.36	4.21	4.22	4.15
Arizona Bank & Trust	4.23	4.47	4.37	4.35	4.57
Galena State Bank & Trust Co.	3.47	3.79	3.74	3.47	3.32
Minnesota Bank & Trust	3.84	3.88	3.79	3.64	3.50
Summit Bank & Trust	3.81	3.98	4.03	3.79	3.76

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$917,092	$908,729	$897,860	$915,377	$828,502
New Mexico Bank & Trust	609,170	575,685	556,928	529,808	508,452
Morrill & Janes Bank and Trust Company	445,100	429,326	400,243	384,685	—
Wisconsin Bank & Trust	509,364	496,486	465,969	459,594	444,174
Illinois Bank & Trust	239,362	233,668	227,920	186,739	181,024
Rocky Mountain Bank	356,049	339,479	317,513	316,702	301,224
Arizona Bank & Trust	335,648	328,438	343,298	329,211	278,616
Galena State Bank & Trust Co.	179,840	181,135	183,012	183,639	177,480
Minnesota Bank & Trust	104,061	105,142	98,818	101,491	94,182
Summit Bank & Trust	88,199	84,040	72,898	73,150	75,681
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$9,143	$9,441	$8,839	$10,303	$11,040
New Mexico Bank & Trust	6,688	6,628	6,388	7,202	7,007
Morrill & Janes Bank and Trust Company	2,077	1,741	1,137	406	—
Wisconsin Bank & Trust	5,327	4,564	4,281	4,850	4,554
Illinois Bank & Trust	3,842	3,335	2,835	3,121	3,012
Rocky Mountain Bank	4,048	4,179	3,965	4,148	4,451
Arizona Bank & Trust	3,432	3,754	3,913	4,133	3,841
Galena State Bank & Trust Co.	1,501	1,553	1,716	1,916	1,872
Minnesota Bank & Trust	1,052	1,071	1,021	1,091	1,068
Summit Bank & Trust	996	1,099	1,054	1,334	1,297
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$6,151	$5,718	$7,729	$15,641	$19,803
New Mexico Bank & Trust	5,550	4,781	5,195	6,880	7,406
Morrill & Janes Bank and Trust Company	519	368	129	160	—
Wisconsin Bank & Trust	3,335	3,617	4,904	6,165	6,825
Illinois Bank & Trust	6,530	6,213	5,213	3,325	4,120
Rocky Mountain Bank	3,008	3,471	3,271	3,326	4,076
Arizona Bank & Trust	2,732	2,946	3,200	4,413	1,862
Galena State Bank & Trust Co.	1,081	826	939	1,077	1,131
Minnesota Bank & Trust	—	—	—	—	—
Summit Bank & Trust	583	567	584	688	1,021
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.00%	1.04%	0.98%	1.13%	1.33%
New Mexico Bank & Trust	1.10	1.15	1.15	1.36	1.38
Morrill & Janes Bank and Trust Company	0.47	0.41	0.28	0.11	—
Wisconsin Bank & Trust	1.05	0.92	0.92	1.06	1.03
Illinois Bank & Trust	1.61	1.43	1.24	1.67	1.66
Rocky Mountain Bank	1.14	1.23	1.25	1.31	1.48
Arizona Bank & Trust	1.02	1.14	1.14	1.26	1.38
Galena State Bank & Trust Co.	0.83	0.86	0.94	1.04	1.05
Minnesota Bank & Trust	1.01	1.02	1.03	1.07	1.13
Summit Bank & Trust	1.13	1.31	1.45	1.82	1.71